SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

September 14, 2007

Date of Report (date of earliest event reported) COGNIGEN NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-11730	84-1089377
(State or other jurisdiction	(Commission File No.)	I.R.S. Employer
of incorporation)		(Identification No.)

9800 Mount Pyramid Court, Ste 400, Englewood, CO (Address of principal executive offices)	80112 (Zip Code)

(303) 209-6254 (Registrant’s telephone number, including area code)

6405 218th Street, S.W., Suite 305, Mountlake Terrace, Washington (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On September 14, 2007, we entered into an agreement with Anza Borrego Partners, Inc. (“ABP”) pursuant to which ABP returned to us 1,246,028 shares of our common stock in exchange for all of the common stock of Cognigen Business Systems, Inc. (“CBSi”). We agreed to retain accounts payable of CBSi of about $30,844. The decision to sell the ownership of CBSi was based on CBSi’s inability to generate enough cash flows to cover operational deficits. In conjunction with the sale, the employment agreement and all benefits related thereto of Carl Silva were terminated or relinquished. All other agreements with ABP were also terminated. The agreement dated September 14, 2007 was filed as Exhibit 10.28 to our Annual Report on Form 10-KSB that we filed with the Securities and Exchange Commission on October 15, 2007.

     On September 26, 2007, BayHill Capital, LLC (“BayHill) extended to us a short-term loan in the amount of $30,000 and we executed and delivered to BayHill a promissory note in the amount of $30,000 and we executed and delivered to BayHill a Second Amendment to Security Agreement. The Second Amendment to Security Agreement contains certain affirmative and negative covenants, including obligations regarding the use, maintenance and transfer of our assets, and grants to BayHill the customary rights of a secured creditor in the event we default in the performance of our obligations under the $30,000 note or the Second Amendment to Security Agreement. The promissory note for $30,000 was due on October 13, 2007 and is still unpaid. Copies of the $30,000 promissory note and the Second Amendment to Security Agreement were attached as Exhibit 10.27 to our Annual Report on Form 10-KSB filed by us with the Securities and Exchange Commission on October 15, 2007.

Item 1.02 Termination of a Material Definitive Agreement

     On October 1, 2007, BayHill gave notice to us of its intent to convert its promissory notes in the total amount of $250,000 plus accrued interest of $7,776 into our common shares. The notice was extended until BayHill converted its notes totaling $250,000 plus accrued interest into 10,000,000 shares of our restricted common stock and accrued interest thereon into 311,040 shares of our restricted common stock on October 17, 2007, thereby terminating the promissory notes and the Security Agreement and the Amended Security Agreement related thereto. Before BayHill acquired the 10,311,040 shares of our common stock, there was no material affiliation between BayHill and its affiliates or us other than an affiliate of BayHill owned 169,792 shares of our common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     See Item 1.01 regarding the creation of a $30,000 debt from us to BayHill. That information is hereby incorporated by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

     We have not made payments of principal and interest due on the secured loan that we have with VenCore Solutions LLC.(“VenCore”) for the last two months. The loan was entered into in October 2006, and required monthly payments of principal and interest of $9,000. In addition, VenCore has not given us their consent to certain actions we have taken that require their consent. As a result of this, we have classified this loan as current. According to the agreement with VenCore, VenCore may accelerate the loan and foreclose on the loan at anytime. We are in discussion with VenCore to work through this situation.

     We do not consider ourselves to be in compliance with our receivables purchase agreement with Silicon Valley Bank because of our non compliance with VenCore. Although Silicon Valley Bank has given us their consent on actions we have taken that require their consent, they also made their last consent contingent on VenCore also giving their consent. We are in discussion with Silicon Valley Bank and VenCore to work through this situation

Item 3.02 Unregistered Sales of Equity Securities.

     On October 14, 2007, pursuant to the automatic conversion provisions of the preferred stock, we issued to Stanford Venture Capital Holdings, Inc. 500,000 shares of our common stock in exchange for the 500,000 shares of our preferred stock that Stanford Venture Capital Holdings, Inc. had paid us $500,000 for in 2002. Before the issuance, we had 9,347,174 shares of our common stock issued and outstanding and after the issuance we had 9,847,174 shares of our common stock issued and outstanding.

     On October 17, 2007, our board of directors authorized the issuance to four of our directors (all except David Jackson) of 1,619,945 shares of our restricted common stock in exchange for $48,598 in fees and salary that we owed to them. Also, on the same date, our board of directors authorized the issuance of 487,567 shares of our common stock to three persons in payment of $14,627 of legal fees rendered through September 30, 2007. Before the authorizations, we had 9,847,174 shares of our common stock issued and outstanding. As a result of the authorizations, we had 11,954,686 shares of our common stock issued and outstanding.

     On October 17, 2007 after satisfaction of certain conditions some of which include issuing the common shares described above for satisfaction of debt to directors, our board of directors authorized the issuance to BayHill of 10,311,040 shares of our restricted common stock for BayHill agreeing to convert $250,000 in debt plus accrued interest of $7,776 that we owed to BayHill as described in Item 1.02. Before the authorization, we had 11,954,686 shares of our common stock issued and outstanding and after the authorization we had 22,265,726 shares of our common stock issued and outstanding.

     We relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, in authorizing the issuance of the shares of our common stock. The facts relied upon for such exemption are that the persons to whom the shares were issued orally represented to us that the shares were taken for purposes other than of distribution, that they would not sell the shares unless a registration statement were in effect or an exemption therefrom were available and that they had full information concerning us and desired no further information concerning us. Further, stop transfer instructions have been or will be placed against the certificates issued to the above persons and a legend restricting transfer has been or will be placed in the certificates issued to the above persons.

     There were no underwriting discounts or commissions in connection with the above issuances.

Item 5.01 Changes in Control of Registrant.

     On October 17, 2007, BayHill acquired 10,311,040 shares of our common stock which, when combined with the 169,792 shares already owned by an affiliate, represented 46.0% of our outstanding common stock. The shares were acquired when BayHill converted $250,000 of loans plus accrued interest that BayHill had made to us previously as described in Item 1.02 hereof. At the same time, James H. Shapiro resigned as a member of the board of directos and Robert Bench was offered the vacancy position caused by Mr. Shapiro’s resignation. In addition, the Board of Directors has agreed to offer Mr. Bench the position of Chief Executive Officer upon his acceptance as a member of the board of directors at which time Mr. Cook will resign as Acting Chief Executive Officer.

     There are no arrangements known to management or the directors that might result in a change in control of us in the future.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Number	Description

3.1	Articles of Amendment to our Articles of Incorporation filed on October 16, 2002 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on November 4, 2002)

10.1	Loan and Security Agreement Number 1601 between us and VenCore Solutions LLC including Warrant Purchase Agreements dated October 10, 2006 (incorporated by reference to Exhibit 10.22 to our Annual Report on Form 10-KSB for the year ended June 30, 2006, filed on October 13, 2006)

10.2	Secured Subordinated Promissory Note for $30,000 dated June 15, 2007, between us and BayHill Capital, LLC including Second Amendment to Security Agreement (incorporated by reference to Exhibit 10.27 to our Annual Report on Form 10-KSB for the year ended June 30 2007, filed on October 15, 2007)

10.3	Agreement dated September 14, 2007, for the purchase of 100% ownership in Cognigen Business Systems, Inc. by Carl Silva and Anza Borrega Partners, Inc. (incorporated by reference to Exhibit 10.28 to our Annual Report on Form 10-KSB for the year ended June 30, 2007, filed on October 15, 2007).

10.4	Silicon Valley Bank Amended and Restated Loan and Security Agreement between us and Silicon Valley Bank dated as of April 23, 2007.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2007

COGNIGEN NETWORKS, INC.

/s/ Gary L. Cook Gary L. Cook Secretary

EXHIBIT INDEX

Number Description

3.1	Articles of Amendment to our Articles of Incorporation filed on October 16, 2002 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on November 4, 2002)

10.1	Loan and Security Agreement Number 1601 between us and VenCore Solutions LLC including Warrant Purchase Agreements dated October 10, 2006 (incorporated by reference to Exhibit 10.22 to our Annual Report on Form 10-KSB for the year ended June 30, 2006, filed on October 13, 2006)

10.2	Secured Subordinated Promissory Note for $30,000 dated June 15, 2007, between us and BayHill Capital, LLC including Second Amendment to Security Agreement (incorporated by reference to Exhibit 10.27 to our Annual Report on Form 10-KSB for the year ended June 30 2007, filed on October 15, 2007)

10.3	Agreement dated September 14, 2007, for the purchase of 100% ownership in Cognigen Business Systems, Inc. by Carl Silva and Anza Borrega Partners, Inc. (incorporated by reference to Exhibit 10.28 to our Annual Report on Form 10-KSB for the year ended June 30, 2007, filed on October 15, 2007).

10.4	Silicon Valley Bank Amended and Restated Loan and Security Agreement between us and Silicon Valley Bank dated as of April 23, 2007.